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                                                                   EXHIBIT 10.36

                                SOFTWARE LICENSE AGREEMENT

     This Software License Agreement (the "Agreement") is made between REMOTE DIAGNOSTICS, INC., a Delaware corporation, having its principal place of business at 15233 Ventura Blvd., Suite 1208, Sherman Oaks, CA 91403 ("Licensor"), and PCsupport.com, Inc., a Nevada corporation, having its principal place of business at 3605 Gilmore Way, Suite 300, Burnaby, BC V5G 4X5 ("PCsupport.com"), effective as of July 24, 2000 (the "Effective Date").

                                R E C I T A L S

     A. PCsupport.com has developed and operates computer technology that enables owners of personal computers to connect to and use the PC Support Center, which specializes in providing online, proactive and user focused technical support services ("eSupport") to personal computer users worldwide, including the latest diagnostic and repair tools to fix PC problems quickly and efficiently, via any form of Electronic Delivery.

     B. Licensor is the owner or licensee of RID-Dialup, which is an application server for PC diagnostic/repair/service applications over a dialup connection, consisting of Server software and Client software. The Server software runs on an NT server with a modem bank. The language for scripted applications is either Visual FoxPro or VB, with RID-specific extensions. Client software enables an individual PC to dial into the Server and launch an automatic session (which is driven by the scripted applications on the server). Client software is available for DOS, Win3.1, Win95/98, and NT Workstation.

     C. PCsupport.com desires to design and develop, or to have third parties design and develop, for PCsupport.com modified computer software, associated scripts and related documentation and textual materials for (1) customizing the Licensor's Connection Wizard to PCsupport.com's eSupport requirements and (2) developing a Data Collection App to PCsupport.com' eSupport requirements. The Connection Wizard is an application that incorporates the RID Dialup and will create/fix a user's dialup networking setup, so that a user can connect to a specific ISP. The Data Collection App is an application that will collect certain data on a user's PC and send it back to the server.

     D. Licensor desires to contract with PCsupport.com, and PCsupport.com desires to contract with Licensor, for the licensing of the software for the purposes described above.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties agree as follows:

          1.   OWNERSHIP: GRANT OF LICENSES BY LICENSOR: LIMITATIONS; SPECIAL
               --------------------------------------------------------------
               RIGHTS.
               ------

               1.1 Ownership of the Licensor Technology. All rights, title and interests in and to the Licensor Technology, and all parts thereof including all copyrights, patents, trade secrets and trademarks therein, in whatever media or form, shall be the exclusive property of Licensor. PCsupport.com shall take all actions and execute all documents, at Licensor's expense

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and as Licensor may reasonably request, to effectuate the acknowledgment of ownership contained herein and the vesting of complete and exclusive ownership of the Licensor Technology in Licensor, and to secure, maintain and defend for PCsupport.com's own benefit all rights therein, including the right to submit any patent, copyright or trademark application or registration. From time to time, PCsupport.com shall execute assignments effecting the intent of this
Section 1.1, if so requested by Licensor. Ownership of any Licensor Technology may be transferred to PCsupport.com pursuant only to an agreement in writing. Ownership of any Derivative Works is defined in the Master Services Agreement, Work order 00724, entered into between PCsupport.com and Remote Diagnostics, Inc. Consulting on July 24, 2000.

          1.2  Protection of Licensor Technology. PCsupport.com agrees to use a
               ---------------------------------
degree of care in safeguarding Licensor's proprietary right with respect to the Licensor Technology that is no less protective than the care used by PCsupport.com to protect its own valuable proprietary information of substantial importance.

          1.3  Licensor Technology License. Licensor hereby grants to
               ---------------------------
PCsupport.com a worldwide, nonexclusive, irrevocable, nontransferable and nonsublicensable, unless provided herein, license to use and to modify the Licensor Technology in connection with or to do any of the following:

               (a) use, execute, perform and display the Server Product on the PCsupport.com Technology through any means now known or hereafter devised, and sublicense to ISP's the nontransferable right to do the same;

               (b) publish, sublicense, market, transmit and distribute the Client Product and copies thereof, solely in object code form, through any means now known or hereafter devised including but not limited to Electronic Delivery, for use by end users on the PCsupport.com Technology, and charge and retain the charges and royalties connected therewith, and to sublicense to ISP's the nontransferable right to do the same;

               (c) copy, use, and display the Licensor Technology, and to authorize a third party to do any of the foregoing on behalf of PCsupport.com, for any purpose reasonably related to the modification, maintenance or support, including making backup copies, of the Product;

               (d) make modifications to the Server Product and the Client Product, including without limitation creating or editing scripts; and

               (e) copy and reproduce the Licensor Technology as reasonably required for the purposes set forth in subparagraphs (a) through (d) above.

          1.4  Registration. Licensor expressly authorizes PCsupport.com to
               ------------
secure proper registration of the copyrights of Licensor Technology on behalf of Licensor in any country where deemed necessary in order to permit PCsupport.com to protect the license and related rights herein granted by Licensor to the fullest extent permitted under applicable law. Licensor shall own for its benefit any and all such registrations. Licensor and PCsupport.com shall reasonably agree on all registration costs for which Licensor shall reimburse PCsupport.com.

                  1.5 License Agreements. When PCsupport.com provides Licensor Technology, including but not limited to the Product, those other parties shall sign appropriate license agreements to protect the interests of the Parties as embodied in this Section 1.

                  1.6 Ownership by PCsupport.com of PCsupport.com Technology. PCsupport.com shall own all copyrights and proprietary rights to any design, code or other materials it provides in connection with the Product and all right, title and interest in and to the PCsupport.com Host Software, the PCsupport.com SDK and PCsupport.com Application Program Interfaces, and all Intellectual Property Rights in and to each of the foregoing shall be retained by PCsupport.com. PCsupport.com shall own all copyrights and proprietary rights to any design, code or other materials in the products produced pursuant to the Master Services Agreement, Work order 00724, entered into between PCsupport.com and Remote Diagnostics, Inc. Consulting on July 24, 2000.

                  1.7 Training Regarding Source Code. Licensor shall provide training to PCsupport.com engineers during a sixty-day period (the "Training Period") to be specified by PCsupport.com. The training shall consist of up to 10 eight (8) hour days of training to be provided on dates during the Training Period to be mutually agreed by the parties; such agreement shall not be unreasonably withheld. PCsupport.com shall pay to Licensor the sum of $110 per hour for this training. Training shall be provided on-site at PCsupportcom's facilities and there shall be no limit to the number of employees entitled to participate in such training. Such payment shall be made within twenty (20) days after receipt of an invoice relating to such training. The training fee shall become non-refundable and non-recoupable upon receipt by Licensor.

                  1.8 Integration Assistance From Licensor. For sixty (60) days after the Delivery Date, with reasonable notice Licensor shall provide PCsupport.com with access to two (2) Licensor designated technical employees who are sufficiently knowledgeable regarding the Source Code to provide integration assistance to PCsupport.com. The Licensor designated Employees shall advise PCsupport.com how to best integrate the Source Code with the PCsupport.com software, but such advice shall not require creation of software code or documentation. If PCsupport.com deems necessary, such assistance shall be on-site at PCsupport.com facilities. PCsupport.com shall pay Licensor a technical assistance fee of $110 per hour in consideration of such support provided by Licensor. The technical assistance fee shall be payable to Licensor within thirty (30) days of the presentation of an invoice related to such assistance. This payment shall be deemed non-refundable and non-recoupable upon receipt by Licensor.

                  1.9 Maintenance of Source Code. For a period of ninety (90) days after the Delivery Date, Licensor shall provide maintenance and support for the Source Code as originally provided to PCsupport.com, and for upgrades or new versions, if any, created by Licensor during such go-day period. The support and maintenance shall be provided during Licensor's regular business hours, Monday through Friday, 8 am to 5 pm Pacific time, except Licensor holidays. In addition, Licensor shall provide Backline maintenance and support for the Source and Object Code, as originally provided and previous releases, and for upgrades or new versions, if any, to assist PCsupport.com in the transition of support obligations; such Backline maintenance obligation shall expire upon the expiration of maintenance and support obligations assigned to PCsupport.com. "Backline" maintenance shall mean assistance only after PCsupport.com has made reasonable attempts to resolve an error in the Source Code or Object Code. In consideration of the maintenance and support provided, PCsupport.com shall pay Licensor $110 per hour. The payment for support and maintenance shall be due and payable within thirty (30) days after presentation of an invoice related to such maintenance.

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              1.10 Upgrades and New Version. Licensor agrees to provide the
Source Code for Upgrades and/or New Versions, for the next twelve months, if and when available

         2.   LICENSOR WARRANTY DISCLAIMER.
              ----------------------------

              2.1 Warranty Disclaimer. The Licensor Technology is provided "as is". Licensor HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE LICENSOR TECHNOLOGY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

         3.   DELIVERY OF LICENSOR TECHNOLOGY.
              -------------------------------

              3.1 Manner of Delivery. Licensor shall make Complete Delivery to PCsupport.com of each of the Deliverables in accordance with Exhibit A. The Deliverables shall be clearly labeled and dated with the date of delivery, and shall be accompanied by a Delivery Report and Licensor's invoice.

              3.2 Permissions. In the event that any Deliverable incorporates, includes or otherwise contains any tools, technologies or libraries other than those provided by PCsupport.com or contained in the Licensor Technology (whether commercially available or licensed by Licensor from third-parties), Licensor shall deliver copies of the license agreements authorizing Licensor's use of such materials with such Deliverable.

         4.   LICENSOR'S INVESTMENT REPRESENTATIONS.
              -------------------------------------

              4.1 Investment Intent. Licensor represents and warrants to PCsupport.com that Licensor's purchase of shares of common stock or warrants to purchase common stock of PCsupport.com is for investment, for Licensor's own account, and not with a view to the resale or distribution thereof.

              4.2 Sophistication. Licensor represents and warrants to PCsupport.com that Licensor is a sophisticated investor and has the capacity and experience to protect its own interests in this transaction and determine the merits and risks of an investment in securities of PCsupport.com.

              4.3 Opportunity to Receive Adequate Information. Licensor acknowledges that Licensor has had adequate opportunity to ask questions and receive answers of PCsupport.com on all matters relevant to Licensor's decision to invest in securities of PCsupport.com.

              4.4 Non-registered Shares. The Subscriber understands and acknowledges that (i) the common shares paid hereunder have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and are therefore restricted securities; (ii) such common shares may not be sold or transferred unless they are registered under the Securities Act or an exemption from such registration is available; and (iii) a legend to that effect will be placed on the certificates representing such common shares.

              4.5 Company Disclosure. The Subscriber has been provided with a copy of and has reviewed (i) Company's Registration Statement Form SB-2 effective June 23, 2000, (ii) the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000, and (iii) the Company's investor relations materials.

         5.   LICENSOR'S COMPENSATION.
              -----------------------

              5.1 Sale of Licenses. In exchange for the licenses granted herein, PCsupport.com agrees to pay the Licensor as follows:

   US$100,000 in Cash plus 100,000 common shares to be issued upon acceptance of the Deliverables by PCsupport.com. The first commercial use of the Deliverables shall constitute acceptance, if acceptance has not been given prior to first commercial use.

The above minimum payments are and the following contingent payments would be in consideration of Licensor granting the Licensed Rights to PCsupport.com on the terms of this Agreement.

              5.2 Contingent Additional Payments. After the first 400,000 licenses are distributed the following additional payments will be made after each 100,000 additional licensed users of eSupport:

       66,666 warrants at $2.00 (400,001-500,000 licensed or permitted users of eSupport)
     + 100,000 warrants at $3.00 (500,001-600,000 licensed or permitted users of eSupport)
     + 100,000 warrants at $4.00 (600,001-700,000 licensed or permitted users of eSupport)

     Warrants entitle the holder, for a period of 5 years after the date hereof, to purchase a number of shares of common stock of PCsupport.com at the exercise price stated above (US$), or its market value equivalent in common shares and/or purchase rights surrendered pursuant to cashless exercises of these warrants, and the number of shares and kind of shares is subject to adjustment in the event of stock splits, stock dividends, mergers, reclassifications of shares or other recapitalizations.

     The numbers of users, whatever the method of Electronic Delivery to the users, are aggregated for this purpose. For the purposes of this section, PCsupport.com's agreement with TELUS will be considered to be 300,000 licenses for the period ending June 30, 2001, unless the number of licenses exceeds 400,000, in which case the number of users aggregated will be set at 400,000. Thereafter new TELUS subscribers will be aggregated as TELUS pays PCsupport.com. For PCsupport.com agreements other than with TELUS which include the sale of licenses of Licensor Technology or Derivatives thereof by PCsupport.com, licenses will be aggregated at the time of delivery by PCsupport.com if such licenses are pre-paid by PCsupport.com's customer, and will be aggregated at the ratio of 30% of the number of licenses delivered by PCsupport.com at the time of delivery if such licenses are paid by PCsupport.com customers at the time of activation.

     Licensor will receive not less frequently than every three calendar months from PCsupport.com or an Affiliate a report listing all users of eSupport until the number of eSupport users exceeds 600,000 users.

              5.3.  PCsupport.com Representations.

                    (a) The issuance of shares of common stock and warrants issuable to Licensor by PCsupport.com under this Agreement have been duly and validly authorized by all necessary corporate action on the part of PCsupport.com and its Affiliates and will not violate the charter of, or any agreement, law or restriction binding on, PCsupport.com or its Affiliates; and

                    (b) Upon issuance, the shares of common stock issuable under this Agreement will be validly issued, fully-paid and non-assessable shares of common stock of PCsupport.com, and the shares of common stock issuable upon exercise of the warrants issuable under this Agreement will be validly issued, fully-paid and non-assessable shares of common stock of PCsupport.com upon exercise of such warrants and payment of the exercise price thereof, and all such shares, when issued, shall be free of claims, encumbrances, liens and restrictions, other than restrictions on transfer under applicable securities laws.

         6.   PUBLICITY.
              ---------

              6.1 Licensor Credits. Licensor shall be given credit in the credit portion of the Product and on all promotional material in essentially the following form:

                    (C) 2000 Remote Diagnostics, Inc. All rights reserved.

     The size and placement of the credit within the list of credits, the length of time it will be seen and whether it will be a shared credit shall be compatible with the parameters and general look and feel of the PCsupport.com Technology. The Licensor logo will be displayed as appropriate (in PCsupport.com's sole discretion) to the purpose of promoting the Product and the PCsupport.com Technology; provided, however, that PCsupport.com agrees to use good faith efforts to consult with Licensor regarding the manner of display of the Licensor logo.

              6.2 Publication of Relationship. The Parties shall have the right to make reasonable publication of their relationship, provided that each party shall have reviewed and approved any written materials concerning such relationship in advance of the public disclosure of such materials and such approval not to be unreasonably withheld.

              6.3 Discretion of PCsupport.com. All aspects of the marketing, distribution and/or exploitation of the Product shall be in PCsupport.com's sole discretion, including, without limitation, the channels of distribution, pricing, packaging, labeling, advertising, promotion, terms and conditions of sale, compilation of customer names and use of warranty and user registration information.

              6.4 PCsupport.com' Trademarks. Any original trade names, trademarks, service marks, commercial symbols and/or logos created and used by PCsupport.com in connection with the marketing and distribution of the Product shall be the sole and exclusive property of PCsupport.com. Licensor acknowledges and agrees that it shall not acquire any rights with respect to such trade names, trademarks, service marks, commercial symbols and/or logos as a result of PCsupport.com's use thereof in connection with the Product, and that PCsupport.com shall be free at all times to use any such trade names, trademarks, service marks, commercial symbols and/or logos in connection with any other products or services.

              6.5 Licensor's Trademarks. Any original trade names, trademarks, service marks, commercial symbols and/or logos created and used by Licensor in connection with the Licensor Technology shall be the sole and exclusive property of Licensor. PCsupport.com acknowledges and agrees that it shall not acquire any rights with respect to such trade names, trademarks, service marks, commercial symbols and/or logos as a result of PCsupport.com' use thereof as permitted or required in this Agreement in connection with the Product, and that Licensor shall be free at all times to use any such trade names, trademarks, service marks, commercial symbols and/or logos in connection with any other products or services.

              6.6 Other Products. Nothing in this Agreement shall be deemed to prevent or restrict PCsupport.com or Licensor in any manner from marketing any other products, whether similar or dissimilar to the Product, and such marketing activities shall not result in any liability or responsibility to compensate the other party in any manner as a result of any such independent marketing activities.

         7.   PROPRIETARY INFORMATION.

              7.1 Protection of Proprietary Information. Each of the parties agrees that it shall not, directly or indirectly, either during or subsequent to the term of this Agreement (a) disclose any Proprietary Information (defined below) of any other party, other than to its own employees or subcontractors who participate directly in the performance of the receiving party's respective obligations under this Agreement; (b) copy or use any Proprietary Information of any other party except for the purpose of fulfilling its respective obligations hereunder; or (c) publish any Proprietary Information of any other party without the prior written consent of such party. The degree of care employed by each of the parties to protect and safeguard the Proprietary Information of the other parties shall be no less protective than the degree of care used by such party to protect its own confidential information of like importance. Each party agrees that all employees and subcontractors to whom Proprietary Information is disclosed pursuant to Section 7.1(a) above will have signed a Confidentiality Agreement in substantially the form attached hereto as Exhibit B.

              7.2 Licensor's Proprietary Information. For purposes of this Agreement, Licensor's Proprietary Information includes: (a) concepts embodied in the source code for Licensor Technology that constitute trade secrets; (b) any non-public information concerning the business, marketing, product plans or finances of Licensor; (c) any information contained in reports provided to PCsupport.com or its Affiliates pursuant to this Agreement; (d) the terms of this Agreement, and any Attachments, Exhibits and addenda hereto; and (e) materials or information designated in writing by Licensor as "Proprietary Information."

              7.3 PCsupport.com's Proprietary Information. For purposes of this Agreement, PCsupport.com' Proprietary Information includes: (a) concepts embodied in the source code for any of the PCsupport.com Technology that constitute trade secrets; (b) except to the extent constituting Licensor Technology or Licensor's Proprietary Information, concepts embodied in the source code developed or supplied by PCsupport.com for any Product; (c) any non-public information concerning the business, marketing, product plans or finances of PCsupport.com, its Affiliates or sublicensees; (d) any information contained in reports provided to Licensor pursuant to this Agreement; (e) the terms of this Agreement, and any Attachments, Exhibits and addenda hereto; and (f) any additional information designated in writing as "Proprietary Information" by PCsupport.com or its Affiliates.

         8.   REPRESENTATIONS AND WARRANTIES OF LICENSOR.
              ------------------------------------------

              8.1 Licensor represents and warrants for the benefit of PCsupport.com that:

                    (a) The performance of this Agreement and of Licensor's obligations hereunder shall not breach any separate agreement by which Licensor is bound.

                    (b) Licensor possesses full power and authority to enter into this Agreement, to fulfill its obligations hereunder, and to grant the Licensed Rights and all related rights concerning the Licensor Technology herein granted to PCsupport.com.

                    (c) Licensor has and shall have the full right to disclose, use and deliver to PCsupport.com, without liability to any third party, the Deliverables.

                    (d) There are and shall be no liens or encumbrances against the Deliverables or any elements thereof which could derogate from or be inconsistent with PCsupport.com' rights, title and interests in and to the Licensed Rights and the Product.

                    (e) The Product, nor any portion thereof, does not and will not, and in the production and development of the Product Licensor did not and shall not, infringe upon or violate any right of privacy or publicity, Moral Right, or any patent, copyright, trademark, trade secret, or other property or proprietary right of any third party, and the exercise of PCsupport.com's rights as contemplated hereunder do not and will not infringe or violate any of such third party rights.

         9.   REPRESENTATIONS AND WARRANTIES OF PCSUPPORT.COM.
              -----------------------------------------------

     PCsupport.com represents and warrants for the benefit of Licensor that:

                    (a) The performance of this Agreement and of PCsupport.com' obligations hereunder shall not breach any separate agreement by which PCsupport.com is bound.

                    (b) So long as this Agreement remains in effect, PCsupport.com shall not make or enter into any agreement or arrangement with any third party that is inconsistent with any of the provisions of this Agreement.

                    (c) PCsupport.com possesses full power and authority to enter into this Agreement and to fulfill its obligations hereunder.

         10.  TERM AND TERMINATION.
              --------------------

              10.1 Term. This Agreement shall commence on the date first shown above and shall continue until mutually terminated by agreement of the parties or unless terminated in accordance with this Section 10.

              10.2  Termination Generally.

                    (a) Nothing in this Section 10.2 is intended to relieve either party of its obligations accruing under the terms of this Agreement prior to the date of termination.

                    (b) The Licensed Rights will survive the termination of this Agreement into perpetuity if the payments pursuant to Section 5.1 have been previously made and received.

                    (c) The other rights granted to each party under this Agreement shall revert to their respective owners:

                    (d) If PCsupport.com has any third party licensing agreements with respect to which the Licensed Rights are necessary for performance of the rightful obligations of support thereunder, the Licensed Rights shall continue in accordance with their terms (so long as such terms, at the date entered into, are not otherwise inconsistent with this Agreement) and provided further that any obligations of PCsupport.com to pay royalties with respect to such licensing agreements (if any) shall continue.

                    (e) PCsupport.com shall be entitled to retain on a strictly confidential basis as many copies of such Licensor Technology and Proprietary Information as shall be reasonably required to fulfill PCsupport.com' obligations to provide customer service and support with respect to the Product.

                    (f) This Agreement may be terminated by PCsupport.com at any time for any reason other than those provided for under section 10.3 upon notice to the Licensor and payment of $500,000 to the Licensor and the issuance of all warrants provided for in section 5.2.

              10.3  Termination for Breach.

               (a)  Generally. If PCsupport.com materially defaults in the
                    ---------
performance of any provisions of this Agreement or Licensor materially defaults in the performance of any of the provisions of the Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) days the Agreement shall be terminated. If the non-defaulting party gives such notice and the default is not cured during the thirty (30) day period, then the Agreement shall terminate immediately upon notice by the non-defaulting party. Notwithstanding the previous sentence, the thirty (30) day period shall be suspended for so long as
(i) the default is reasonably capable of being cured within thirty (30) additional days and (ii) the defaulting party is actively engaged in curing the default. The suspension shall end and termination may occur if, at any time, the default becomes capable of being cured and is not cured.

               (b) For Breach by PCsupport.com. If Licensor terminates this
                   ---------------------------
Agreement pursuant to Section 10.3(a) above, as of the date of termination, PCsupport.com shall reassign to Licensor all rights to the Licensor Technology granted and assigned pursuant to Section 1 above, although Section 10.2 shall continue to apply. For purposes of this paragraph, a good faith dispute as to the determination or calculation of royalty payments due licensor under this Agreement will not be considered to be a material breach so long as PCsupport.com offers to submit the dispute to arbitration.

               (c) For Breach by Licensor. If PCsupport.com terminates this
                   ----------------------
Agreement pursuant to Section 10.3(a) above, PCsupport.com shall continue to have the rights set out in Section 1 of the Agreement, and shall have no liability (whether financial or otherwise) to Licensor with respect to the Product other than a liability accrued prior to the date of termination and royalty payments pursuant to Section 5.

               (a) Bankruptcy. Either party will have the right to terminate
                   ----------
this Agreement immediately in the event of the insolvency, bankruptcy or voluntary dissolution of the other party and if the Licensor becomes insolvent, bankrupt or has voluntarily dissolved, PCsupport.com shall keep the Deliverables as defined including, but not limited to, the object and source code and all materials necessary to maintain the licensed technology.

          10.4 Additional Remedies. Nothing in this Section 10 shall be construed to limit either party's access to remedies it may have at law or in equity.

     11.  GENERAL PROVISIONS.
          ------------------

          11.1 Infringement by Third Parties. Each party shall notify the other promptly upon learning of any unauthorized use of the Deliverables. The parties shall promptly take appropriate action to halt such unauthorized use as they may agree upon. If one party desires to take action and the other does not, the party desiring to take the action may do so at its own expense and the other party shall cooperate fully with it in investigating any such instance and, if requested to do so, shall assist and participate in such action, including permitting any such action to be taken in its name, either alone or with the other party. The party taking the action shall keep all recoveries from any such action.

          11.2 Indemnification. Each party will indemnify the other party and its customers and sublicensees for, and hold them harmless from, any loss, expense (including reasonable attorney's fees and court costs), damage or liability arising out of any claim, demand or suit resulting from a breach of any of the warranties of the indemnifying party in Sections 8 or 9. As a condition to indemnification, the indemnified party will promptly inform the indemnifying party in writing of any such claim, demand or suit and the indemnifying party will fully cooperate in the defense thereof. In the case of an indemnification by Licensor, PCsupport.com will have the right to withhold from any payments due Licensor the amount of anticipated defense costs plus additional reasonable amounts as security for Licensor's obligations under this
Section 11.2. As a condition to indemnification, the indemnified party will not agree to the settlement of any such claim, demand or suit prior to a final judgment thereon without the consent of the indemnifying party, which consent shall not be unreasonably withheld.

          11.3 Arbitration. Any dispute or claim arising out of or in connection with the payment of royalties or other compensation under this Agreement will be finally settled by binding arbitration in Seattle, WA (or at such other location as the parties may agree) on an expedited basis under the Rules of Arbitration of the American Arbitration Association by a panel of three (3) arbitrators, who shall be selected as follows: PCsupport.com and Licensor shall each have ten
(10) days from the date of the Arbitration Notice (the "Initial Selection Period") to select an arbitrator, and the two arbitrators so selected shall mutually select within ten (10) days of the expiration date of the Initial Selection Period, a third arbitrator, and three (3) arbitrators so selected shall arbitrate the matter; provided, that if one party fails to appoint an arbitrator within the Initial Selection Period, then the arbitrator appointed by the other party within the Initial Selection Period shall select two (2) other arbitrators so within the ten (10) days after the expiration of the Initial Selection Period and these three (3) arbitrators so selected shall arbitrate the matter. Decisions of the arbitrators will be made by the unanimous or majority vote of the arbitrators. The parties acknowledge that it is their intent to expedite the arbitration to the fullest extent practical, and that the parties will request the arbitrators to complete the arbitration and render a decision within fifteen (15) days after the date of completion of the arbitration hearing.

          11.4 Governing Law. The validity, construction and enforceability of this Agreement will be governed in all respects by the law of the Province of British Columbia, without reference to its choice of law principles. Any action or proceeding brought to enforce the terms of this Agreement shall be brought in Vancouver, BC, and each party agrees to waive any objections to personal jurisdiction and venue in Vancouver.

          11.5 Attorney's Fees. In the event of any legal proceeding (including arbitration) between the parties arising under this Agreement (whether by petition to a court or by arbitration), the prevailing party in any action shall be entitled to recover, in addition to any other relief awarded or granted, its costs and expenses (including reasonable attorneys' fees) incurred in any such proceeding.

          11.6 Force Majeure. If the performance of this Agreement or any obligations hereunder is prevented, restricted or interfered with by reason of fire or other casualty or accident, strikes or labor disputes, war or other violence, any law, order, proclamation, regulation, ordinance, demand or requirement of any government agency, or any other act or condition beyond the reasonable control of the parties hereto, the party so affected upon giving prompt notice to the other party will be excused from such performance during such prevention, restriction or interference. In the event that any of the conditions listed in this paragraph continue for a period in excess of one hundred eighty (180) days, the other party may (at its option) terminate this Agreement upon sixty (60)-day prior notice. Such termination shall not be a termination for material breach.

          11.7 Notices, Statements and Payments. Notices, payments and statements by any party under this Agreement will be in writing and will be delivered by any means for which proof is obtainable, including (where applicable and without limitation) by certified mail, overnight courier, electronic mail or telecopy confirmed by first-class mail, addressed to the other parties at their addresses given herein (or at such other address as may be communicated to the notifying party in writing) and will be deemed to have been given when received or when receipt has been refused.

          11.8 Counterparts. This Agreement may be executed in counterparts, each of which will constitute an original instrument and all of which together will constitute one and the same instrument.

          11.9 Limitation on Liability; Remedies. Liability under this Agreement is limited to the parties' respective representations, warranties, and indemnities under Sections 8 and 9 above, other than for compensation due and as expressly stated in this agreement. NEITHER PARTY SHALL BE OTHERWISE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE INCLUDING LOST PROFITS, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT OR OTHERWISE, EVEN IF EITHER PARTY HAS WARNED OR BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE; PROVIDED THAT SUCH LIMITATION SHALL NOT APPLY TO ANY INDEMNIFICATION OBLIGATIONS OF LICENSOR AS A RESULT OF THE BREACH OF THE REPRESENTATIONS SET FORTH IN SECTIONS 8.1(c), (d), AND (e).

          11.10 Severability. If any provision in this Agreement is found or held to be invalid or unenforceable, then the meaning of said provision will be construed, to the extent feasible, so as to render the provision enforceable, as if no feasible interpretation would save such provision, it will be severed from the remainder of this Agreement which will remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by either party. In such event, the parties will use their best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement in order to most nearly effect the parties' intent in entering into this Agreement.

          11.11 Further Assurances. The parties will each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated by this Agreement.

          11.12 No Waiver. No waiver of any term or condition of this Agreement will be valid or binding on a party unless the same has been mutually assented to in writing by all parties. The failure of a party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by one or both of the other parties of any of the provisions of this Agreement, will in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of a party to enforce each and every such provision thereafter.

          11.13 Entire Agreement. The terms and conditions contained in this Agreement and the various Attachments and Exhibits attached hereto and incorporated by reference herein constitute the entire agreement between the parties with respect to the subject matter thereof and supersede all previous agreements and understandings, whether oral or written. No agreement or understanding varying or extending the terms and conditions of this Agreement will be binding upon any party unless in a subsequent written document which expressly refers to this Agreement and which is signed by the party to be bound thereby. Nothing in this Agreement is superseded or modified by any future Work Order issued by PCsupport.com to Licensor or the prior one, which is dated July 24, 2000.

          11.14 Assignment. No party may assign or delegate this Agreement or any of its rights or duties under this Agreement, by operation of law otherwise, without the prior written consent of the other party hereto. Notwithstanding the foregoing, either party may assign this Agreement to a person or entity into which it has merged or which has otherwise succeeded to substantially all of the business and/or assets of the assignor, and which has assumed in writing or by operation of law, said party's obligations under this Agreement. In addition, PCsupport.com may assign all of its rights under this Agreement to an Affiliate of PCsupport.com which has assumed in writing, PCsupport.com's obligations under this Agreement. Subject to the foregoing, this Agreement will inure to the benefit of, and will be binding upon, the parties and their respective successors and assigns.

          11.15 No Agency. The parties are independent contractors with respect to each other, and not agents of each other, and no party will have any authority to bind any other party in any manner whatsoever.

          11.16 Survival. Any terms of this Agreement that by their nature extend beyond the term of this Agreement remain in effect until fulfilled.

     12.  DEFINITIONS.
          -----------

          12.1 "Affiliate" means any parent, subsidiary or affiliated corporation (including joint venture partners, strategic partners, distribution partners and other similarly affiliated companies).

          12.2 "Client Product" means the portion of the Product that resides on the end-users' hardware devices.

          12.3 "Complete Delivery" of a Deliverable means the Licensor's delivery to PCsupport.com of both the Deliverable and the Delivery Report.

          12.4 "Deliverables" are those items so identified on Exhibit A as items to be delivered to PCsupport.com in accordance with this Agreement. Deliverables shall include all object and source code, sufficiently documented such that a reasonably competent programmer could maintain or modify the source code. Deliverables shall also include libraries, header files, executable utilities, batch files and any other components developed or needed for compilation of the Licensor Technology.

          12.5 "Delivery Report" is a report accompanying each Deliverable which identifies the Deliverable and describes the development functions and operation of the Deliverable (including its integration into the Licensor Technology as a whole).

          12.6 "Derivative Work" means any enhancement, modification or adaptation of the Product.

          12.7 "Electronic Delivery" means the delivery of a Client Product to an end user via electronic means such as public data network, cable television, fiber optic or wire pathway, microwave or radio wave signals, satellite, telephone line or any other means now known or hereafter devised whereby all or part of the Client Product is delivered without transporting a physical object incorporating the Client Product.

          12.8 "eSupport" means PCsupport.com' online, proactive and user focused technical support services of which the Product would be one possible example.

          12.9 "Intellectual Property Rights" means, collectively, universal patents, patent applications, trade secrets, copyrights, copyright registrations and applications therefor, moral rights, trade names, trademarks, service marks, registrations and applications for registration of trade names, rights in characters, plots and story lines, rights in trade dress and all other intellectual property rights and proprietary rights, whether arising under the laws of the United States or any other state, country or jurisdiction, including but not limited to all rights or causes of action for infringement or misappropriation of any of the foregoing.

          12.10 "Licensed Rights" means the rights granted by Licensor to PCsupport.com in connection with Licensor Technology under this Agreement thereof developed by or for PCsupport.com.

          12.11 "Licensor Technology" means (i) the RID-Dialup and (ii) the software and design tools, which were fully developed by Licensor or its subcontractors or licensees prior to creation of the Product, including copyrights, patents, patent applications or other proprietary rights.

          12.12 "PCsupport.com Application Program Interfaces" means the software sub-routine that allows specific types of communication with the PCsupport.com Technology and the printed description and electronic code samples that illustrate the functionality and suggested use of the program code. These Application Program Interfaces are commonly referred to as "APIs".

          12.13 "PCsupport.com Client" means the current or future software which operates on the end user's computer hardware and software and provides the non-platform functionality and network connectivity for the PCsupport.com esupport service not provided by the PCsupport.com Technology.

          12.14 "PCsupport.com Host" means the computer and communications hardware and software (whether owned or licensed by PCsupport.com) that enables the functionality and network connectivity of the PCsupport.com Technology.

          12.15 "PCsupport.com Host Software" means the software that is delivered by PCsupport.com as part of the PCsupport.com Host Test System.

          12.16 "PCsupport.com Host Test System" means the hardware and software required to simulate the PCsupport.com Host and its communications between end users in a test environment for the purposes of developing and testing a Product for use on the PCsupport.com Technology.

          12.17 "PCsupport.com Platform" means the current or future software that operates on the PCsupport.com Host and provides the non-client functionality and network connectivity for the PCsupport.com eSupport service not provided by the PCsupport.com Client.

          12.18 "PCsupport.com SDK" means the current or future software developer kit used to develop content that will operate on the PCsupport.com Technology and the PCsupport.com Host in conjunction with the PCsupport.com Client.

          12.19 "PCsupport.com Technology" means the PCsupport.com Platform, the PCsupport.com Host, the PCsupport.com SDK, the PCsupport.com Application Program Interfaces and the PCsupport.com Client.

          12.20 "Product" means the complete software product comprising (i) the custom computer software and associated audiovisual works that incorporate Licensor Technology developed by PCsupport.com as a Connection Wizard or Data Collection App for the PCsupport.com Technology and (ii) including the supporting documentation necessary to modify a product.

          12.21 "Proprietary Information" means that information defined as Proprietary Information set forth in Sections 7.2 and 7.3.

          12.22 "RID Dialup" shall mean the program code for the Licensor's software described in Recital B hereto. The RID-Dialup includes only source and object code and does not include any data files.

          12.23 "Server Products" mean the portion of a Product that resides on the PCsupport.com Host and enables use of the Client Product.

          12.24 "Subscriber" shall mean an end-user which contracts with PCsupport.com for the provision of online technical support services.

          12.24 "Work Order" means any contract between PCsupport.com and the Licensor or its subsidiary, division or Affiliate, with or without third party participants, for the design, creation, support, improvement or other development of software or services.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their duly authorized and empowered officers and representatives as of the day and year first above written.

LICENSOR                                     PCsupport.com

REMOTE DIAGNOSTICS, INC.                     PCSUPPORT.COM, INC.

a Delaware corporation                       a Nevada corporation

By  /s/ Isaac Moltiz                         By  /s/ Steve Macbeth
  --------------------------------             -------------------------------

Print Name: Isaac Moltiz                     Print Name  Steve Macbeth


Title       President                        Title       CT0

                                   EXHIBIT A
                                 DELIVERABLES
                                 ------------

 [1] RID-Dialup RIDServer Software:

         [a] RIDNTV1.DLL and source code

         [b] RID Manager software and operating framework, defined as C:\RID on Sherman Oaks RIDServer. This includes source code.

[2] RID-Dialup Client Software:

         [a] 32-bit version (Win95/98 and NT Workstation) + source code

         [b] 16-bit version (Win3.1) + source code

         [c] DOS version + source code

Items 1a, 1b, 2a have been previously delivered. Items 2b, 2c will be delivered no later than 08/31/2000.